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EXHIBIT 23.1









CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 333-124185 and No. 333-128673) of Ace Marketing & Promotions, Inc. of our report dated March 29, 2010 with respect to the financial statements of Ace Marketing & Promotions, Inc. appearing in this Annual Report on Form 10-K of Ace Marketing & Promotions, Inc. for the year ended December 31, 2009.




/s/ Holtz Rubenstein Reminick LLP
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Holtz Rubenstein Reminick LLP
Melville, New York
March 29, 2010